NEUBERGER BERMAN EQUITY FUNDS

NEUBERGER BERMAN century FUND
neuberger berman climate change fund
Neuberger Berman Dividend Fund
Neuberger Berman Energy Fund
NEUBERGER BERMAN EQUITY INCOME FUND
NEUBERGER BERMAN focus FUND
NEUBERGER BERMAN genesis Fund
NEUBERGER BERMAN GLOBAL REAL ESTATE FUND
NEUBERGER BERMAN guardian Fund
NEUBERGER BERMAN international Fund
NEUBERGER BERMAN international institutional Fund
NEUBERGER BERMAN international large cap Fund
neuberger berman large cap disciplined growth FUND
NEUBERGER BERMAN Mid cap growth Fund
NEUBERGER BERMAN partners Fund
NEUBERGER BERMAN real estate Fund
NEUBERGER BERMAN regency Fund
Neuberger berman Research opportunities Fund
Neuberger berman select equities fund
neuberger berman small and mid cap growth FUND
neuberger berman small cap growth FUND
NEUBERGER BERMAN socially responsive FUND

605 Third Avenue
New York, New York 10158-0180

December 19, 2008

Neuberger Berman Management LLC
605 Third Avenue, 2nd Floor
New York, New York 10158-0180

Dear Ladies and Gentlemen:

Neuberger Berman Century Fund, Neuberger Berman Climate Change Fund, Neuberger Berman Dividend Fund, Neuberger Berman Energy Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Real Estate Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Large Cap Disciplined Growth Fund, Neuberger Berman Mid Cap Growth Fund, Neuberger Berman Partners Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Regency Fund, Neuberger Berman Research Opportunities Fund, Neuberger Berman Select Equities Fund, Neuberger Berman Small and Mid Cap Growth Fund, Neuberger Berman Small Cap Growth Fund and Neuberger Berman Socially Responsive Fund (each, a “Fund”) are series of Neuberger Berman Equity Funds, a Delaware statutory trust (“Trust”).

You hereby agree during the respective period noted on Schedule A (“Limitation Period”), to forgo current payment of fees and/or reimburse annual operating expenses of each Fund’s respective Class noted on Schedule A (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Fund) (“Operating Expenses”), so that the Operating Expenses of each Fund’s respective Class are limited to the rate per annum, as noted on Schedule A, of that Class’ average daily net assets (“Expense Limitation”).

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees forgone by you under the Expense Limitation or any Operating Expenses you reimburse in excess of the Expense Limitation, provided the repayments do not cause that Class’ total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed the respective annual rate of average daily net assets as noted on Schedule A and the repayments are made within three years after the year in which you incurred the expense.

You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. Any amendment to this Agreement shall be in writing signed by the parties hereto.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

NEUBERGER BERMAN EQUITY FUNDS,
on behalf of
NEUBERGER BERMAN century FUND
neuberger berman climate change fund
Neuberger Berman Dividend Fund
Neuberger Berman Energy Fund
NEUBERGER BERMAN EQUITY INCOME FUND
NEUBERGER BERMAN focus FUND
NEUBERGER BERMAN genesis Fund
NEUBERGER BERMAN GLOBAL REAL ESTATE FUND
NEUBERGER BERMAN guardian Fund
NEUBERGER BERMAN international Fund
NEUBERGER BERMAN international institutional Fund
NEUBERGER BERMAN international large cap Fund
neuberger berman large cap disciplined growth FUND
NEUBERGER BERMAN Mid cap growth Fund
NEUBERGER BERMAN partners Fund
NEUBERGER BERMAN real estate Fund
NEUBERGER BERMAN regency Fund
Neuberger berman Research opportunities Fund
Neuberger berman select equities fund
neuberger berman small and mid cap growth FUND
neuberger berman small cap growth FUND
NEUBERGER BERMAN socially responsive FUND

By:	/s/ Robert Conti

Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted as of December 19, 2008.

NEUBERGER BERMAN MANAGEMENT LLC

By:     /s/ Claudia Brandon

Title: Executive Vice President

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation

Neuberger Berman Century Fund	Investor	08/31/2019	1.50%
Neuberger Berman Climate Change Fund	Institutional	08/31/2012	0.95%
	A	08/31/2012	1.20%
	C	08/31/2012	1.95%
Neuberger Berman Dividend Fund	Trust	08/31/2012	1.00%
Neuberger Berman Energy Fund	Trust	08/31/2012	1.00%
Neuberger Berman Equity Income Fund	Institutional	08/31/2012	0.80%
	A	08/31/2012	1.16%
	C	08/31/2012	1.91%
Neuberger Berman Focus Fund	Trust	08/31/2012	1.50%
	Advisor	08/31/2019	1.50%
	Institutional	08/31/2012	0.75%
Neuberger Berman Genesis Fund	Trust	08/31/2012	1.50%
	Advisor	08/31/2019	1.50%
	Institutional	08/31/2019	0.85%
Neuberger Berman Global Real Estate Fund	Institutional	08/31/2012	1.00%
	A	08/31/2012	1.45%
	C	08/31/2012	2.20%
Neuberger Berman Guardian Fund	Trust	08/31/2012	1.50%
	Advisor	08/31/2019	1.50%
	Institutional	08/31/2012	0.75%
Neuberger Berman International Fund	Investor	08/31/2012	1.40%
	Trust	08/31/2019	2.00%
Neuberger Berman International Institutional Fund	Institutional	08/31/2019	0.85%
Neuberger Berman International Large Cap Fund	Trust	08/31/2012	1.25%
	Institutional	08/31/2012	0.90%
	A	08/31/2012	1.30%
	C	08/31/2012	2.00%
Neuberger Berman Large Cap Disciplined Growth Fund	A	08/31/2012	1.20%
	C	08/31/2012	1.95%
	Institutional	08/31/2012	0.75%
Neuberger Berman Mid Cap Growth Fund	Trust	08/31/2012	1.50%
	Advisor	08/31/2019	1.50%
	Institutional	08/31/2012	0.75%
Neuberger Berman Partners Fund	Trust	08/31/2012	1.50%
	Advisor	08/31/2019	1.50%
	Institutional	08/31/2012	0.70%
Neuberger Berman Real Estate Fund	Trust	08/31/2019	1.50%
	Institutional	08/31/2019	0.85%
Neuberger Berman Regency Fund	Investor	08/31/2019	1.50%
	Trust	08/31/2019	1.25%
	Institutional	08/31/2012	0.85%
Neuberger Berman Research Opportunities Fund	Trust	08/31/2012	1.00%
Neuberger Berman Select Equities Fund	A	08/31/2012	1.20%
	C	08/31/2012	1.95%
	Institutional	08/31/2012	0.75%
Neuberger Berman Small and Mid Cap Growth Fund	Trust	08/31/2012	1.10%
	Institutional	08/31/2012	0.75%
Neuberger Berman Small Cap Growth Fund	Investor	08/31/2019	1.30%
	Trust	08/31/2019	1.40%
	Advisor	08/31/2019	1.60%
	Institutional	08/31/2012	0.90%
Neuberger Berman Socially Responsive Fund	Trust	08/31/2012	1.50%
	Institutional	08/31/2012	0.75%